UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfraREIT, Inc.

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InfraREIT, Inc. 1900 N. Akard St. Dallas, TX 75201

    PRESS RELEASE

InfraREIT Announces End of “Go-Shop” Period

DALLAS, TEXAS, Nov. 20, 2018 — InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today announced that the 30-day “go-shop” period set forth in its previously announced definitive agreement with Oncor Electric Delivery Company LLC (“Oncor”) expired on November 17, 2018 and also announced that it has received from a third party (the “Potential Counterparty”) a preliminary and non-binding acquisition proposal (the “Acquisition Proposal”) that InfraREIT’s Conflicts Committee, after consulting with its financial and legal advisors, has determined is reasonably likely to lead to a “superior proposal” under the definitive agreement with Oncor.

The InfraREIT Conflicts Committee has not determined that the Acquisition Proposal in fact constitutes a superior proposal under the definitive agreement with Oncor. The Acquisition Proposal is subject to several conditions, including completion of due diligence, the negotiation of definitive agreements with InfraREIT, Sharyland Utilities, L.P. and affiliates of Hunt Consolidated, Inc., as applicable, and the approval of the Potential Counterparty’s Board of Directors. There can be no assurance that the Acquisition Proposal will ultimately result in a superior proposal, discussions and negotiations with the Potential Counterparty could terminate at any time and the Potential Counterparty has reserved the right to withdraw its Acquisition Proposal at any time and for any reason.

At this time, the InfraREIT Board of Directors and Conflicts Committee have not changed their recommendation regarding the transaction with Oncor and continue to recommend that InfraREIT’s stockholders vote to approve the transaction with Oncor. Accordingly, the Company continues to expect the Oncor transaction to close by mid-2019, subject to the satisfaction of regulatory and stockholder approvals and other customary closing conditions.

Pursuant to the definitive agreement with Oncor, the InfraREIT Conflicts Committee has determined in good faith that the Potential Counterparty qualifies as an “Excluded Party,” and InfraREIT is permitted, subject to the provisions of the definitive agreement with Oncor, to continue to solicit proposals from, furnish confidential information to, and engage in further discussions and negotiations with, the Potential Counterparty. Pursuant to the definitive agreement with Oncor, subject to certain requirements, InfraREIT has the right to terminate the definitive agreement in order to accept a superior proposal. Subject to applicable laws and regulations, InfraREIT does not plan to provide updates or make further statements regarding the Acquisition Proposal or the status of discussions with the Potential Counterparty unless and until a definitive agreement is reached or such discussions are terminated.

During the go-shop period, InfraREIT, with the assistance of Evercore, the financial advisor to the InfraREIT Conflicts Committee, actively solicited competing acquisition proposals from 37 potential acquirers, comprised of 23 strategic parties and 14 financial parties, and two other parties made unsolicited inquiries, which resulted in four parties negotiating and entering into confidentiality agreements with the Company. As a result of these efforts, InfraREIT received the Acquisition Proposal from the Potential Counterparty. No other parties submitted an acquisition proposal to acquire the Company during the go-shop period.

Upon the conclusion of the go-shop period, the Company became subject to customary “no shop” restrictions contained in the definitive agreement with Oncor that limit its ability to solicit alternative acquisition proposals from or to provide confidential information to third parties, other than the Potential Counterparty. These non-solicitation restrictions are subject to customary “fiduciary out” provisions that allow the Company to furnish information and participate in discussions or negotiations with respect to certain unsolicited alternative acquisition proposals and to terminate the definitive agreement with Oncor to enter into a superior proposal, in each case, if the InfraREIT Board of Directors or Conflicts Committee determines in good faith that failure to take such action would be inconsistent with the directors’ duties under applicable law, and subject to other terms and conditions of the definitive agreement with Oncor.

Important Additional Information and Where to Find It

This includes information relating to a proposed business combination between InfraREIT and Oncor. The proposed merger and the related agreement and plan of merger will be submitted to the Company’s stockholders for their consideration and approval. In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). This release does not constitute a solicitation of any vote or proxy from any stockholder of the Company. Investors are urged to read the proxy statement carefully and, in its entirety, when it becomes available, as well as any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the proposed acquisition. The definitive proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of InfraREIT’s website, www.InfraREITInc.com, or by directing a written request to InfraREIT, Inc., Attention: Corporate Secretary, 1900 North Akard Street, Dallas, Texas 75201.

Participation in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement for its 2018 Annual Meeting of Stockholders filed with the SEC on March 22, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this release include the Company’s expectations regarding the consummation of the transactions described herein and the Company’s expectations regarding the Acquisition Proposal.

Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the risk and uncertainties disclosed in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q filed with the SEC from time to time and (b) the following risks inherent in the transactions (in addition to others described elsewhere in this document and in the subsequent filings with the SEC): (1) failure to obtain the approval of the Company’s stockholders; (2) failure to obtain regulatory approval necessary to consummate the transactions or to obtain regulatory approvals on favorable terms and (3) delays in consummating the transactions or the failure to consummate the transactions.

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risk and uncertainties. Many factors mentioned in this release and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved.

About InfraREIT, Inc.

InfraREIT is engaged in owning and leasing rate-regulated electric transmission assets in the state of Texas and is structured as a real estate investment trust. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR”. Additional information on InfraREIT is available at www.InfraREITInc.com.

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For additional information, contact:

Brook Wootton

Vice President, Investor Relations

InfraREIT, Inc.

214-855-6748

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